As filed with the Securities and Exchange Commission on February 16, 2023.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________________
10x Genomics, Inc.
(Exact name of registrant as specified in its charter)
__________________________________

Delaware (State or other jurisdiction of incorporation or organization)	45-5614458 (I.R.S. Employer Identification No.)

6230 Stoneridge Mall Road
Pleasanton, California 94588
(Address of Principal Executive Offices) (Zip Code)

10x Genomics, Inc. 2019 Omnibus Incentive Plan
10x Genomics, Inc. 2019 Employee Stock Purchase Plan
(Full title of the Plans)

Serge Saxonov
Chief Executive Officer
10x Genomics, Inc.
6230 Stoneridge Mall Road
Pleasanton, California 94588
Telephone: (925) 401-7300
(Name and address and telephone number, including area code, of agent for service)

With copies to:

Brian J. Cuneo, Esq.
Latham and Watkins LLP
140 Scott Drive
Menlo Park, California 94025
(650) 328-4600
__________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional (i) 200,000 shares of the registrant’s Class A common stock, par value $0.00001 per share ("Class A Common Stock"), to be issued pursuant to the registrant’s 2019 Employee Stock Purchase Plan (the "ESPP"), and (ii) 5,758,752 shares of the registrant’s Class A Common Stock to be issued pursuant to the registrant’s 2019 Omnibus Incentive Plan (the "Omnibus Incentive Plan"), which are the same class as those securities previously registered on effective registration statements on Form S-8 filed with the Commission on February 18, 2022 (File No. 333-262863) (the “2022 Registration Statement”), March 1, 2021 (File No. 333-253667) (the “2021 Registration Statement) and September 12, 2019 (File No. 333-233720) (the “2019 Registration Statement”), and the contents of the 2019 Registration Statement, 2021 Registration Statement and 2022 Registration Statement, as amended, or as modified or superseded pursuant to Rule 412 under the Securities Act of 1933, as amended (the "Securities Act"), are incorporated by reference into this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed with the Commission by the registrant pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this registration statement:

(a)	The registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the Commission on February 16, 2023; and

(b)
The registrant’s registration statement on Form 8-A (File No. 001-39035) filed with the Commission on September 6, 2019 pursuant to Section 12(b) of the Exchange Act, relating to the registrant’s Class A common stock, including all other amendments and reports filed for the purpose of updating such description.

All documents that the registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement (except for any portions of the registrant’s current reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission) and prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.
The following exhibits are filed as part of this registration statement:

		Incorporated by Reference
Exhibit Number	Exhibit Title	Form	File No.	Exhibit	Filing Date	Filed Herewith
3.1	Amended and Restated Certificate of Incorporation of the Registrant.	8‑K	001‑39035	3.1	9/16/2019
3.2	Amended and Restated Bylaws of the Registrant.	8‑K	001‑39035	3.2	11/3/2022
4.1	Amended and Restated 2012 Stock Plan and forms of award agreements thereunder.	S-1/A	333-233361	10.10	9/3/2019
4.2	2019 Omnibus Incentive Plan and forms of award agreements thereunder.	S-1/A	333-233361	10.11	9/3/2019
4.2.1	Form of 2019 Omnibus Incentive Plan Stock Option Award Notice and Agreement.	10-Q	001-39035	10.1	11/3/2022
4.2.2	Form of 2019 Omnibus Incentive Plan Restricted Stock Unit Award Notice and Agreement.	10-Q	001-39035	10.2	11/3/2022
4.3	2019 Employee Stock Purchase Plan and forms of agreements.	10-Q	001-39035	10.4	11/12/2019
4.3.1	Form of 2019 Employee Stock Purchase Plan Subscription Agreement.	10-K	001-39035	10.6.1	2/16/2023
4.3.2	Form of 2019 Employee Stock Purchase Plan Notice of Contribution Percentage Change or Withdrawal Form.	10-K	001-39035	10.6.2	2/16/2023
5.1	Opinion of Latham & Watkins LLP.					X
23.1	Consent of Latham & Watkins LLP (included as part of Exhibit 5.1).					X
23.2	Consent of Independent Registered Public Accounting Firm.					X
24.1	Power of Attorney (included in the signature pages to this registration statement).					X
107	Filing Fees Table					X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on the 16th day of February, 2023.

10x Genomics, Inc.

By:	/s/ Serge Saxonov
Name: Serge Saxonov Title: Chief Executive Officer and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Serge Saxonov, Justin J. McAnear and Eric S. Whitaker, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Serge Saxonov	Chief Executive Officer and Director	February 16, 2023
Serge Saxonov	(Principal Executive Officer)

/s/ Benjamin J. Hindson	President and Director	February 16, 2023
Benjamin J. Hindson

/s/ Justin J. McAnear	Chief Financial Officer	February 16, 2023
Justin J. McAnear	(Principal Accounting and Financial Officer)

/s/ John R. Stuelpnagel	Chairman of the Board of Directors	February 16, 2023
John R. Stuelpnagel

/s/ Sridhar Kosaraju	Director	February 16, 2023
Sridhar Kosaraju

/s/ Mathai Mammen	Director	February 16, 2023
Mathai Mammen

/s/ Kim Popovits	Director	February 16, 2023
Kim Popovits

/s/ Bryan E. Roberts	Director	February 16, 2023
Bryan E. Roberts

/s/ Shehnaaz Suliman	Director	February 16, 2023
Shehnaaz Suliman

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 10x Genomics, Inc. 2019 Omnibus Incentive Plan and the 10x Genomics, Inc. 2019 Employee Stock Purchase Plan of our reports dated February 16, 2023, with respect to the consolidated financial statements of 10x Genomics, Inc. and the effectiveness of internal control over financial reporting of 10x Genomics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
San Jose, California
February 16, 2023